Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2012 Incentive Compensation Plan of Bakers Footwear Group, Inc. of our report dated April 27, 2012, with respect to the financial statements of Bakers Footwear Group, Inc. included in its Annual Report (Form 10-K) for the year ended January 28, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

St. Louis, Missouri

May 1, 2012